UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K
                                Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES ACT OF 1934.

          Date of Report (Date of Earliest even reported):
                               August 31, 2004

                    Commission file number 000-31735

                        NANOSIGNAL CORPORATION, INC.
          (Exact Name of Registrant as specified in its charter)



        Nevada                                          88-0231200
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                      Identification Number)

                            5440 W Sahara Ave, Suite 206
                       (Address of principal executive offices)

                              Las Vegas, NV  89146
                            (City, State and Zip Code)

                                    (702) 227-5111
                   Company's telephone number, including area code

ITEM 8.01 Other Events

Gary Walters, as an individual, filed suit against The Depository Trust and Clearing Corporation, The Depository Trust Company, Knight Trading Group,
Inc. (NITE) and The National Securities Clearing Corporation for alleged violations of the Stock Borrow Program. The plaintiff alleges that Knight Securities has failed to deliver approximately 447 million shares under this program. The defendant also alleges that The Depository Trust and Clearing Corporation, The Depository Trust Company and The National Securities Clearing Corporation permitted Knight Securities to maintain open positions for extended periods of time, effectively artificially increasing the issued shares.


August 31, 2004                             NANOSIGNAL CORPORATION, INC.
                                            By /s/ Mr. Scott Ervin
                                        ------------------------------
                                            Mr. Scott Ervin, CEO